Exhibit 10.1

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

)
In the Matter of	)
	)	STIPULATION TO THE ISSUANCE OF
VILLAGE BANK	)	A CONSENT ORDER
MIDLOTHIAN, VIRGINIA	)
)
(Insured State Nonmember Bank))		FDIC-11-417b
)

Subject to the acceptance of this STIPULATION TO THE ISSUANCE A CONSENT ORDER (“STIPULATION”) by the Federal Deposit Insurance Corporation (“FDIC”), it is hereby stipulated and agreed by and between a representative of the Legal Division of the FDIC, the Commissioner of Financial Institutions, Commonwealth of Virginia and Village Bank, Midlothian, Virginia (“Bank”), through its board of directors, as follows.

1. The Bank has been advised of its right to receive a written Notice of Charges and of Hearing (“Notice”) detailing the unsafe or unsound banking practices or violations of law and regulation alleged to have been committed by the Bank and of its right to a hearing on the alleged charges under section 8(b)(1) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b)(1), and the FDIC Rules of Practice and Procedure (“Rules”), 12 C.F.R. Part 308, and has waived those rights.

2. The Bank, solely for the purpose of this proceeding and without admitting or denying any of the alleged charges of unsafe or unsound banking practices and any violations of law and regulations, hereby consents and agrees to the issuance of a CONSENT ORDER (“ORDER”) by the FDIC and the Virginia Bureau of Financial Institutions (“Bureau”) in the form attached hereto. The Bank further stipulates and agrees that the ORDER shall become effective immediately upon issuance by the FDIC and the Bureau and be fully enforceable by the FDIC pursuant to the provisions of section 8(i)(1) of the Act, 12 U.S.C. § 1818(i)(1), and the Rules, subject only to the conditions set forth in paragraph 3 of this Consent Agreement.

3. In the event the FDIC accepts this STIPULATION and issues the ORDER, it is agreed that no action to enforce said ORDER in the United States District Court will be taken by the FDIC unless the Bank or any “institution-affiliated party”, as such term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), has violated or is about to violate any provision of the Order.

4. The Bank hereby waives:

(a)	the receipt of a written Notice;

(b)	all defenses to the charges to be set forth in the Notice;

(c)	a hearing for the purpose of taking evidence regarding the allegations to be set forth in the Notice;

(d)	the filing of Proposed Findings of Fact and Conclusions of Law;

(e)	a Recommended Decision of an Administrative Law Judge; and

(f)	exceptions and briefs with respect to such Recommended Decision.

Dated:	January 31, 2012

FEDERAL DEPOSIT INSURANCE CORPORATION LEGAL DIVISION

By:	/s/ Barbara J. Lukes
Barbara J. Lukes
Counsel

VIRGINIA BUREAU OF FINANCIAL INSTITUTIONS

By:	/s/ E. Joseph Face, Jr.
E. Joseph Face, Jr.
Commissioner of Financial Institutions
Commonwealth of Virginia

VILLAGE BANK
MIDLOTHIAN, VIRGINIA

By:	/s/ Raymond T. Avery, III
Raymond T. Avery, III

By:	/s/ Donald J. Balzer, Jr.
Donald J. Balzer, Jr.

By:	/s/ Craig D. Bell
Craig D. Bell

By:	/s/ William B. Chandler
William B. Chandler

By:	/s/ R. Calvert Esleeck, Jr.
R. Calvert Esleeck, Jr.

By:	/s/ O. Woodland Hogg, Jr.
O. Woodland Hogg, Jr.

By:	/s/ Michael A. Katzen
Michael A. Katzen

By:	/s/ Michael L. Toalson
Michael L. Toalson

By:	/s/ Charles E. Walton
Charles E. Walton

By:	/s/ John T. Wash, Sr.
John T. Wash, Sr.

By:	/s/ George R. Whittemore
George R. Whittemore

By:	/s/ Thomas W. Winfree
Thomas W. Winfree

THE BOARD OF DIRECTORS

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